United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

The SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 16, 2006

Security Land and Development Corporation

(Exact name of registrant as specified in its charter)

GEORGIA	0-7865	58-1088232
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2816 Washington Road, 103, Augusta, GA  30909

(706) 736-6334

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

ITEM:              1.01                           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 16, 2006, Security Land & Development Corporation finalized a Lease Agreement with Hull Storey Acquisitions, LLC to ground lease the Company’s property in Evans, Georgia for the development of a Lowe’s Home Center. The initial term of the Lease is for twenty years with six extended terms of five years each upon the same terms and conditions. Accordingly, if all option periods are exercised, the total lease term may be 50 years. Base annual rent upon the commencement date of May 16, 2006 shall be $250,000 until the day following expiration of the development period which is expected to be January 1, 2007, the beginning of Lease Year 1, at which time the annual rent shall be $500,000. Beginning with lease years 6, 11, and 16, there shall be a 5% increase for each five year increment of the lease. Beginning with lease year 21, (the first option year), there shall be a 10% increase for every five year option period that the lease may be extended through Lease Year 46. The lease agreement is a triple-net lease wherein the tenant, after receiving complete possession of the property, is to do all things and make all payments connected with, or arising out of occupancy of the property or any part thereof.

ITEM:                                                              9.01                           FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT 99.1                                                                       LEASE AGREEMENT DATED MAY 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:	MAY 30, 2006

		BY:	/S/	T. GREENLEE FLANAGIN
T. GREENLEE FLANAGIN, PRESIDENT